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                                                                      EXHIBIT 21


              SUBSIDIARIES OF THE REGISTRANT, ANVIL HOLDINGS, INC.


         NAME OF CORPORATION              JURISDICTION OF INCORPORATION

         Anvil Knitwear, Inc.                      Delaware

           Cottontops, Inc.                        Delaware

             ISP Honduras Limitada, S.A.           Honduras

         A.K.H., S.A.                              Honduras

         Estrella Mfg. Ltda., S.A.                 Honduras

         Star, S.A.                                Honduras

         Livna, Limitada                           El Salvador

         CDC GmbH                                  Germany